UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                 September 14, 2006
Date of Report (Date of earliest event reported)

                  Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Market Street, West Tower, Suite 3900, Philadelphia, Pennsylvania 19102-2112
(Address of principal executive offices) (Zip Code)

(215) 448-1400
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 14, 2006, the Corporate Governance Committee of the Board of Directors recommended changes to the compensation for non-employee directors, which were adopted by the Board of Directors. Beginning in 2007, our non-employee directors (except for Mr. Stonecipher, who has declined all compensation for his service as a director) will receive the following compensation:

1.	An annual retainer of $172,000, evenly split between cash and equity;

2.	For service as a Committee Chair, an annual retainer fee of $10,000; except that the Audit Committee Chair annual retainer fee will be $20,000;

3.	For service as an Audit Committee member, an additional annual retainer fee of $5,000; and

4.	For service as Lead Director, the current annual retainer fee of $25,000 will be maintained.

In addition, meeting fees may be paid in some cases for meetings which exceed the number of annually scheduled meetings ($1,100 per meeting) as determined by the Corporate Governance Committee. All fees will be payable to the directors on a quarterly basis in arrears.

Finally, the Chief Executive Officer is authorized, in his discretion, to reimburse non-employee directors for expenses reasonably incurred in attending Board or Committee meetings, including, but not limited to, expenses related to traveling to and from the meetings.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is being included with this Form 8-K.

Exhibit Number	Description
10.1	Lincoln National Corporation Non-Employee Director Compensation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lincoln National Corporation

By: /s/ Frederick J. Crawford
Frederick J. Crawford
Senior Vice President and
Chief Financial Officer

Date: September 15, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Lincoln National Corporation Non-Employee Director Compensation